================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 10, 2001

                   REINSURANCE GROUP OF AMERICA, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)






                 MISSOURI                                1-11848                              43-1627032

      (State or Other Jurisdiction of           (Commission File Number)         (IRS Employer Identification Number)
              Incorporation)

                          1370 Timberlake Manor Parkway
                          Chesterfield, Missouri 63017
                    (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (636) 736-7000



================================================================================

ITEM 5. OTHER EVENTS.

         Reinsurance Group of America, Incorporated ("RGA") is filing this Current Report on Form 8-k to report on recent events as discussed below. When we use the terms "we," "us" or "our" below, we mean RGA and its subsidiaries on a consolidated basis, unless the context implies otherwise.

         On December 10, 2001, RGA issued a press release announcing that it intends to offer approximately $225 million of Trust Preferred Income Equity Redeemable Securities (PIERS) units, subject to a 15% underwriter over-allotment option, and $200 million aggregate principal amount of its Senior Notes due 2011, pursuant to separate public offerings. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ARGENTINE PENSION BUSINESS

         On October 25, 2001, we announced that we were reviewing the recent experience of our reinsurance of Argentina's privatized pension program, which we refer to as the "AFJP business," and that several aspects of the pension fund claims flow were not developing as was contemplated when the reinsurance programs were initially priced. As a result, we will add to reserves and record a charge during the fourth quarter of $35 million, on a pre-tax basis. We established these reserves based on assumptions concerning the run-off of the remaining AFJP business and current market conditions. We believe the resultant reserve levels will be adequate to cover the run-off of that business. If, however, our assumptions prove incorrect or market conditions change, we may need to establish additional reserves. In addition, subsequent to September 30, 2001, we sold substantially all our remaining Argentine-based bond investments supporting the privatized pension reinsurance, resulting in a pre-tax realized investment loss of $4.2 million.

ACCIDENT AND HEALTH ARBITRATION

         Since April of 2000, RGA Reinsurance has been involved in a dispute with a ceding company involving certain quota share reinsurance agreements covering first dollar medical insurance policies in our discontinued accident and health business. The dispute was subsequently referred to an arbitration panel pursuant to the terms of these reinsurance agreements. Recently, the arbitration panel issued its final award, which requires RGA Reinsurance to make a payment to the ceding company. RGA Reinsurance will incur a charge, after utilization of existing reserves, of approximately $10.0 million on a pre-tax basis in the fourth quarter of 2001 relating to the arbitration.

INVESTMENTS IN SECURITIES OF ENRON CORP. AND ITS AFFILIATES

         As of December 5, 2001, we held $10.0 million par value (book value of $8.92 million) of notes issued by Enron Corp., which recently filed for bankruptcy. As of December 5, 2001, the Enron bonds had a quoted market value of $2.6 million. Additionally, until December 3, 2001, we held $2.5 million par value (book value is the same) of bonds issued by an Enron affiliate, and the sale of the bonds resulted in a pre-tax loss of $2.2 million.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)   Exhibits

         Exhibit No.              Exhibit

         99.1                     Press Release of RGA, dated December 10, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       REINSURANCE GROUP OF AMERICA,
                                       INCORPORATED


Date: December 10, 2001                By:           /s/  Jack B. Lay
                                            ------------------------------------
                                            Name:  Jack B. Lay
                                            Title: Executive Vice President
                                                   and Chief Financial Officer



                                       3